Exhibit 99.1

Contact:	David Young	Harriet Fried
	TESSCO Technologies Incorporated	Lippert/Heilshorn & Associates
	Chief Financial Officer	(212) 838-3777
	(410) 229-1380	hfried@lhai.com
young@tessco.com

TESSCO EXPECTS RECORD EARNINGS FOR FISCAL THIRD QUARTER 2010

Company to Continue Quarterly Dividend Program

HUNT VALLEY, Md., January 13, 2010 -  TESSCO Technologies Incorporated (Nasdaq:TESS), a leading provider of the knowledge, product and supply chain solutions needed to build, operate and use wireless networks and systems, today announced that it expects to deliver record earnings for the third quarter of fiscal 2010.  The company anticipates earnings per share for the quarter ended December 27, 2009 to fall within the range of $0.52 to $0.57.  Also, TESSCO announced that it will continue its quarterly dividend program with a $0.10 per common share cash dividend payable on March 1, 2010 to holders of record on February 15, 2010.

“Our strong performance reflects our success at growing TESSCO’s market share, moving into exciting new markets and products, and continuously improving the company’s productivity,” said Chairman, President and CEO Robert B. Barnhill.  “We’re especially pleased to deliver our second consecutive quarter of record earnings and to announce the continuation of the quarterly dividend program.”

Mr. Barnhill continued, “We will provide full details on TESSCO’s third-quarter performance in our press release on Tuesday, January 19 and our earnings conference call on Wednesday, January 20.  We also look forward to meeting members of the investment community at the Needham Growth Conference in New York City on January 14.”

TESSCO will present at the 12th Annual Needham Growth Conference at 3:10 PM on Thursday, January 14 in the Louis Room of the New York Palace Hotel.

Third-Quarter-2010 Conference Call

TESSCO will hold a conference call to discuss its fiscal third-quarter-2010 results on Wednesday, January 20, 2010 at 10:00 a.m. ET.  To participate in the live call by telephone, dial 866.700.6293 (domestic) or 617.213.8835 (international) and reference conference ID #73214179.  A live webcast of the conference call will also be available at: http://www.tessco.com/go/pressroom.

For those who cannot listen to the live broadcast, the webcast will be archived on TESSCO’s website.  A telephone replay of the call will also be available beginning at approximately 1:00 p.m. ET on January 20 until 5:00 p.m. ET on January 27, 2010. To listen to the telephone replay, dial 888.286.8010 (domestic) or 617-801-6888 (international) and enter conference ID #63814416.

About TESSCO

TESSCO Technologies (Nasdaq:TESS) is a value-added provider of the knowledge, product and supply chain solutions needed to design, build, run, maintain and use wireless systems. TESSCO is committed to delivering, fast and complete, the product needs of wireless system operators, program managers, contractors, resellers, and self-maintained utility, transportation, enterprise and government organizations. As Your Total Source® provider of mobile and fixed-wireless network infrastructure products, mobile devices and accessories, and installation, test and maintenance equipment and supplies, TESSCO assures customers of on-time availability, while streamlining their supply chain process and lowering inventories and total costs. To learn more, please visit TESSCO.com.

Forward-Looking Statements

This press release contains forward-looking statements as to anticipated results and future prospects. These forward-looking statements are based on current expectations and analysis, and actual results may differ materially. These forward-looking statements may generally be identified by the use of the words “may,” “will,” “expects,” “anticipates,” “believes,” “estimates,” and similar expressions, but the absence of these words or phrases does not necessarily mean that a statement is not forward-looking. Forward-looking statements involve a number of risks and uncertainties. Our actual results may differ materially from those described in or contemplated by any such forward-looking statement for a variety of reasons, including those risks identified in our most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange

Commission, under the heading “Risk Factors” and otherwise. Consequently, the reader is cautioned to consider all forward-looking statements in light of the risks to which they are subject.

We are not able to identify or control all circumstances that could occur in the future that may adversely affect our business and operating results.  Without limiting the risks that we describe in our periodic reports and elsewhere, among the risks that could lead to a materially adverse impact on our business or operating results are the following: termination or non-renewal of limited duration agreements or arrangements with our vendors and affinity partners that are typically terminable by either party upon several months notice; loss of significant customers or relationships, including affinity relationships; loss of customers as a result of consolidation among the wireless communications industry; the strength of the customers’, vendors’ and affinity partners’ business; economic conditions that may impact customers’ ability to fund or pay for our products and services; failure of our information technology system or distribution system; technology changes in the wireless communications industry; third-party freight carrier interruption; increased competition; our inability to access capital and obtain financing as and when needed; and the possibility that, for unforeseen reasons, we may be delayed in entering into or performing, or may fail to enter into or perform, anticipated contracts or may otherwise be delayed in realizing or fail to realize anticipated revenues or anticipated savings.

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